                                                                    Exhibit 7(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life Insurance Company

We consent to the inclusion in Post-Effective Amendment No. 4 to the Registration Statement of State Farm Life Insurance Company Variable Life Separate Account on Form S-6 (No. 333-19521) of our report dated February 16, 1999, on our audits of the statutory financial statements of State Farm Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                               PricewaterhouseCoopers LLP

Chicago, Illinois
April 23, 1999